UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 11, 2014

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8601 Six Forks Rd., Suite 400
Raleigh, North Carolina 27615

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2014, Dr. Jonathan Lakey resigned as a director of Islet Sciences, Inc., a Nevada corporation (the “Company”). Resignation of Dr. Lakey was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company’s management believes that one of the main reasons for Dr. Lakey’s resignation was his belief that the Company is not adequately resolving issues related to the reimbursement of expenses and compensation due to Dr. Lakey.

On April 11, 2014, Mr. William Wilkison, the Chief Operating Officer of the Company, was appointed a director of the Company. The biography of Mr. Wilkison was previously included in the Current Report on Form 8-K filed by the Company with the SEC on October 31, 2013 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: April 17, 2014	By:	/s/ James Green
Name: James Green
Title: Chief Executive Officer